Exhibit 10.8.18

RECORDING REQUESTED BY, AND

WHEN RECORDED RETURN TO:

Orrick, Herrington & Sutcliffe LLP
400 Sansome Street
San Francisco, California 94111
Attention:   Dolph Hellman, Esq.

INSTRUCTIONS TO COUNTY RECORDER:

Index this document as

(1)  Deed of Trust and

(2)  a fixture filing

Assessor’s Parcel No(s).:  143-130-013 and 143-040-066

DEED OF TRUST, ABSOLUTE ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

Dated:  March 26, 2002

Made by

WESTAFF SUPPORT, INC.

as Trustor,

to

CHICAGO TITLE COMPANY

as Trustee,

for the benefit of

BANK OF AMERICA, N.A.,

as Bank Credit Agent and as Noteholder Collateral Agent,

as Beneficiary

DEED OF TRUST, ABSOLUTE ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, ABSOLUTE ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”) is made as of March  26, 2002, by WESTAFF SUPPORT, INC., a California corporation, having an address at P.O. Box 9280, 301 Lennon Lane, Walnut Creek, CA  94598 (“Trustor”), to CHICAGO TITLE COMPANY, having an address at 590 Ygnacio Valley Road, Suite 300, Walnut Creek, CA 94596 (“Trustee”), for the benefit of Bank of America, N.A., a national banking association (formerly known as Bank of America National Trust and Savings Association) (“BofA”), having an address at 800 Fifth Avenue, Floor 37, Seattle, Washington 98104, in its capacity as agent for the benefit of the Bank Lenders (“Bank Credit Agent”) and in its capacity as collateral agent for the benefit of the Noteholders (“Noteholder Collateral Agent”) under and pursuant to the Intercreditor and Collateral Agency Agreement (as hereinafter defined) (together with its permitted successors and assigns, “Beneficiary”).

RECITALS:

A.            Reference is hereby made to that certain Credit Agreement dated as of March 4, 1998, by and among Westaff (USA) Inc., a California corporation (formerly known as Western Staff Services (USA), Inc.)  (“WSS”), Western Medical Services, Inc., a California corporation (“WMS” and together with WSS, collectively, “Borrower”), BofA, as letter of credit issuing bank (in such capacity, the “Issuing Bank”), and as agent for the Banks (in such capacity, the “Agent”), and the financial institutions from time to time party thereto (“Banks”) (as the same may have been consolidated, extended, modified, amended and/or restated from time to time, the “Credit Agreement”).

B.            The Banks have made certain Loans to Borrower and the Issuing Bank has issued Letters of Credit as provided in the Credit Agreement.

C.            Pursuant to the terms and provisions of the Credit Agreement, Trustor was required to execute a guaranty of the Borrower’s obligations under the Credit Agreement in favor of Agent.  Furthermore, one or more Events of Default (as defined in the Credit Agreement) have occurred thereunder and in consideration of waiving such Events of Default, among other things, the Banks are requiring that Trustor enter into this Deed of Trust to secure Trustor’s obligation under and pursuant to that certain Guaranty dated of even date herewith delivered under and pursuant to Section 7.13(b) of the Credit Agreement (the “Guaranty”).

D.            Reference is hereby made to those separate and several Note Purchase Agreements each dated as of May 15, 1998 (as amended, collectively, the “Note Purchase Agreements”) entered into by the Borrower and Western Medical Services, Inc., a California corporation (“WMS”, the Borrower and WMS are hereinafter sometimes collectively referred to as the “Co-Issuers”) with each of the Noteholders listed on Schedule A thereto (collectively, the “Noteholders”) under and pursuant to which the Noteholders purchased the 6.77% Senior Secured Notes of the Co-Issuers due May 15, 2008 (collectively, the “Senior Notes”). Pursuant to Section 9.6 of the Note Purchase Agreements, Trustor is required to deliver a guaranty of the

Co-Issuer’s obligations under the Note Purchase Agreements to the Noteholders.  Furthermore, one or more Events of Default (as defined in the Note Purchase Agreements) have occurred thereunder and in consideration of waiving such Events of Default, among other things, the Noteholders are requiring that Trustor enter into this Deed of Trust to secure Trustor’s obligation under and pursuant to that certain Guaranty dated of even date herewith delivered under and pursuant to Section 9.6 of the Note Purchase Agreements (the “Noteholder Guaranty”).

E.             Pursuant to the Intercreditor and Collateral Agency Agreement dated as of May 15, 1998 (“Intercreditor and Collateral Agency Agreement”) entered into by and among the Banks, the Noteholders,  Beneficiary and certain other parties, Beneficiary was appointed as collateral agent to act on behalf of the Banks and the Noteholders as the holders of the Obligations (as hereinafter defined) regarding, among other collateral, the Secured Property (as hereinafter defined) and the obligations of Trustor to the Banks under the Guaranty and the obligations of Trustor to the Noteholders under the Noteholder Guaranty are to be secured pari passu pursuant to this Deed of Trust.

F.             Trustor has derived substantial and direct benefits from the Loans and the Letters of Credit and other benefits provided to Borrower under the Credit Agreement and Trustor has derived substantial and direct benefits from the agreements and terms set forth in the Note Purchase Agreements and the other benefits provided to Borrower under the Note Purchase Agreements.

G.            In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Trustor has agreed to execute this Deed of Trust.  Unless otherwise specifically defined or used in this Deed of Trust to the contrary, capitalized terms shall have the meanings as set forth in the Credit Agreement.

ARTICLE I.  DEED OF TRUST

1.1   Grant.  For the purposes of and upon the terms and conditions in this Deed of Trust, Trustor does hereby grant, convey, mortgage, transfer, bargain, and assign to Trustee, and successors and assigns of Trustee, in trust for the benefit of Beneficiary, with power of sale and right of entry and possession, all of Trustor’s right, title and interest, whether now owned or hereafter acquired, in or to all of the following property, rights and interests listed in subsections (a) through (k) below (hereinafter collectively referred to as the “Secured Property”):

(a)   the real property described in Exhibit A attached hereto and incorporated herein by reference (the “Property”);

(b)   all buildings and improvements now or hereafter located on the Property (the “Improvements”);

(c)   all of the estate, right, title, claim or demand of any nature whatsoever of Trustor, either in law or in equity, in possession or expectancy, in and to the Property and the Improvements or any part thereof;

(d)   all easements, rights-of-way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles,

interests, privileges, liberties, tenements, hereditaments, and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Property and Improvements (including, without limitation, any and all development rights, air rights or similar or comparable rights of any nature whatsoever now or hereafter appurtenant to the Property or now or hereafter transferred to the Property) and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Property to the center line thereof;

(e)   all machinery, apparatus, equipment, fittings, fixtures and other property of every kind and nature whatsoever owned by Trustor, or in which Trustor has or shall have an interest, now or hereafter located upon the Property or Improvements, or appurtenances thereto, or usable in connection with the present or future operation and occupancy of the Property or Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Trustor, or in which Trustor has or shall have an interest, now or hereafter located upon the Property or Improvements (collectively, the “Equipment”);

(f)    all awards or payments, including interest thereon, and the right to receive the same, which may be made with respect to the Property or Improvements whether from the exercise of the right of eminent domain (including any transfer made in lieu of the exercise of said right), or for any other injury to or decrease in the value of the Property or Improvements;

(g)   all right, title and interest of Trustor (to the extent assignable) in and to any and all leases now or hereafter on or affecting the Property, whether written or oral, and all licenses and other agreements for use or occupancy of the Property, together with all security therefor and deposits thereunder and all guaranties thereof and all monies payable thereunder;

(h)   all rents, awards, deposits (other than security deposits in respect of leases), issues, profits, payments, income, revenues, proceeds reimbursements and/or accounts receivable derived from the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of any portion of the Property;

(i)    all proceeds of and any unearned premiums on any insurance policies covering the Property, Improvements or Equipment, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property, Improvements or Equipment; provided, that prior to an Event of Default hereunder, such grant shall be subject to the provisions of Section 5.4(b) below;

(j)    the right, in the name and on behalf of Trustor, to appear in and defend any action or proceeding brought with respect to the Property, Improvements or Equipment and to commence any action or proceeding to protect the interest of Beneficiary in the Property, Improvements or Equipment; and

(k)   all proceeds of each of the foregoing.

TO HAVE AND TO HOLD the above granted and described Secured Property unto Trustee, and its successors and assigns, forever.

ARTICLE II.  OBLIGATIONS SECURED

2.1   Obligations Secured.  Trustor makes this grant and assignment for the purpose of securing the following obligations (the “Obligations”):

(a)   Full and punctual payment by Trustor to Beneficiary of all sums at any time owing under the Guaranty and full and punctual payment by Trustor to the Noteholders of all sums at anytime owing under the Noteholder Guaranty;

(b)   Full and punctual payment and performance of all covenants and obligations of Trustor under this Deed of Trust including, without limitation, indemnification obligations, and advances made to protect the Secured Property;

(c)   Full and punctual performance and observance by Trustor of each other term, covenant, agreement, requirement, condition and other provision to be performed or observed by Trustor under the Guaranty and the Noteholder Guaranty;

(d)   Full and punctual payment and performance of all future advances and other obligations that the then record owner of all or part of the Secured Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when such future advance or obligation is evidenced by a writing which recites that it is secured by this Deed of Trust;

(e)   All interest and charges on all Obligations secured hereby; and

(f)    All modifications, extensions and renewals of any of the Obligations, however evidenced, including, without limitation:  (i) modifications of the required principal payment dates or interest payment dates or both under the Credit Agreement or the Note Purchase Agreements, as the case may be, deferring or accelerating payment dates wholly or partly; or (ii) amendments, modifications, extensions or renewals at a different rate of interest of the Credit Agreement or the Note Purchase Agreements, whether or not any such amendment, modification, extension or renewal of the Credit Agreement or the Note Purchase Agreements is evidenced by a new or additional promissory note or notes.

2.2   Obligations.  The term “Obligations” is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment charges, late charges or loan fees at any time accruing or assessed on any of the Obligations.

2.3   Incorporation.  All terms and conditions of the Guaranty and the Noteholder Guaranty which evidence any of the Obligations are incorporated herein by this reference.  All persons who may have or acquire an interest in the Secured Property shall be deemed to have notice of the terms of the Obligations.

ARTICLE III. ABSOLUTE ASSIGNMENT OF LEASES AND RENTS

3.1   Assignment.  Trustor irrevocably assigns to Beneficiary all of Trustor’s right, title and interest in, to and under: (a) all present and future leases of the Secured Property or any portion thereof, if any, all licenses and agreements relating to the management, leasing or operation of the Secured Property or any portion thereof, and all other agreements of any kind relating to the use and occupancy of the Secured Property or any portion thereof, whether such leases, licenses and agreements are now existing or entered into after the date hereof (the “Leases”), provided, that it is acknowledged that the Secured Property is currently used by Trustor for the operation of Trustor’s business; and (b) the rents, issues, deposits and profits payable and all rights and benefits accruing to Trustor under the Leases, if any (the “Rents”).  The term “Leases” shall also include all guaranties of and security for the tenants’ performance thereunder, and all amendments, extensions, renewals or modifications thereto which are permitted hereunder.  This is a present and absolute assignment, not an assignment for security purposes only, and Beneficiary’s right to the Leases and Rents is not contingent upon, and may be exercised without, possession of the Secured Property.

3.2   Grant of License.  Beneficiary confers upon Trustor a revocable license (the “License”) to collect and retain the Rents as they become due and payable, until the occurrence of an Event of Default (as hereinafter defined).  Upon an Event of Default, the License shall be automatically revoked and Beneficiary may collect and apply the Rents pursuant to the terms hereof without notice and without taking possession of the Secured Property.  All Rents thereafter collected by Trustor shall be held by Trustor as trustee under a constructive trust for the benefit of Beneficiary.  Trustor hereby irrevocably authorizes and directs the tenants under the Leases to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any rental or other sums which may at any time become due under the Leases, or for the performance of any of the tenants’ undertakings under the Leases, and the tenants shall have no right or duty to inquire as to whether any Event of Default has actually occurred or is then existing.  Trustor hereby relieves the tenants from any liability to Trustor by reason of relying upon and complying with any such notice or demand by Beneficiary.  Beneficiary may apply, in its sole discretion, any Rents so collected by Beneficiary against any Obligation or any other obligation of Trustor or any other person or entity, under any document or instrument related to or executed in connection with the Guaranty or the Noteholder Guaranty, whether existing on the date hereof, or hereafter arising.  Collection of any Rents by Beneficiary shall not cure or waive any Event of Default or notice of default or invalidate any acts done pursuant to such notice.

3.3   Effect of Assignment.  The foregoing irrevocable assignment shall not cause Beneficiary to be:  (a) a mortgagee in possession; (b) responsible for or liable for the control, care, management or repair of the Secured Property or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; (c) responsible or liable for any waste committed on the Secured Property by the tenants under any of the Leases or by any other parties; for any dangerous or defective condition of the Secured Property; or for any negligence in the management, upkeep, repair or control of the Secured Property resulting in a loss or injury or death to any tenant, licensee, employee, invitee or other person; or (d) responsible for or obliged by any duty to produce rents or profits.  Beneficiary shall not directly or indirectly be liable to Trustor or any other person as a consequence of:  (i) the failure to exercise any of the rights, remedies or powers granted to Beneficiary hereunder; or (ii) the exercise of any of the rights, remedies or powers granted to Beneficiary hereunder, with the exception of Beneficiary’s or Trustee’s gross negligence or willful misconduct in such exercise; or (iii) the failure or refusal of Beneficiary to perform or discharge any obligation, duty or liability of Trustor arising under the Leases prior to any foreclosure of Beneficiary’s interest in the Secured Property or transfer of the Secured Property by deed in lieu of foreclosure.

3.4   Covenants.  During the occurrence of an Event of Default hereunder Trustor shall not, without the consent of Beneficiary:  (a) materially alter, modify or change the terms of any Lease; (b) terminate or cancel any Lease; (c) accept prepayments of the Rents for a period of more than one (1) month in advance; (d) terminate or cancel any guaranties of any Lease; or (e) further assign the whole or any part of the Rents.  Trustor shall (i) fulfill or perform each and every provision of the Leases on the part of Trustor to be fulfilled or performed, (ii) promptly send copies of all notices of default which Trustor shall send or receive under the Leases to Beneficiary, and (iii) enforce the performance or observance of the provisions thereof by the tenants thereunder, which enforcement may include termination of any such Lease in the event of a default thereunder.  Nothing contained in this Section shall be construed as imposing on Beneficiary any of the obligations of the lessor under the Leases.

ARTICLE IV.  SECURITY AGREEMENT AND FIXTURE FILING

4.1   Security Interest.  Trustor hereby grants and assigns to Beneficiary a security interest, to secure payment and performance of all of the Obligations, in all of the following described personal property in which Trustor now or at any time hereafter has any interest (collectively, the “Collateral”):

All goods, building and other materials, supplies, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property, wherever situated, which are or are to be incorporated into, used in connection with, or appropriated for use on the real property and the improvements situated thereon as described on Exhibit A attached hereto and incorporated by reference herein (to the extent the same are not effectively made a part of the Property pursuant to Section 1.1 above); together with all rents, issues, deposits and profits of the Secured Property (to the extent, if any, they are not subject to Article III above); all inventory, accounts, cash receipts, deposit accounts, accounts receivable, contract rights, general intangibles, chattel paper, instruments, documents, notes, drafts, letters of credit, insurance policies, insurance and condemnation awards and proceeds, any other rights to the payment of money, trade names, trademarks and service marks arising from or related to the Secured Property or any business now or hereafter conducted thereon by Trustor; all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Secured Property; all deposits or other security now or hereafter made with or given to utility companies by Trustor with respect to the Secured Property; all advance payments of insurance premiums made by Trustor with respect to the Secured Property; all plans, drawings and specifications relating to the Secured Property; deposits, accounts, refunds, cost savings and payments of any kind related to the Secured Property or any portion thereof; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing; together with all books, records and files relating to any of the foregoing.

This Deed of Trust constitutes a financing statement filed as a fixture filing pursuant to the provisions of Division 9 of the California Uniform Commercial Code, (“CUCC”) with respect to those portions of the Secured Property consisting of goods which are or are to become fixtures relating to the Secured Property.  The addresses of Trustor (Debtor) and Beneficiary (Secured Party) are set forth in Section 5.8 below.

4.2   Representations and Warranties.  Trustor represents and warrants that: (a) Trustor has, or will have, good title to the Collateral; and (b) Trustor has not previously assigned or encumbered the Collateral, and no financing statement covering any of the Collateral has been delivered to any other person or entity.

4.3   Rights of Beneficiary.  In addition to Beneficiary’s rights as a “Secured Party” under the CUCC, Beneficiary may, but shall not be obligated to, at any time without notice (except as otherwise provided herein) and at the reasonable expense of Trustor: (a) give notice to any person of Beneficiary’s rights hereunder and enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Collateral or any rights or interests of Beneficiary therein; (c) inspect the Collateral, provided such inspection is conducted in accordance with Section 6.10 of the Credit Agreement and in accordance with the relevant terms of the Note Purchase Agreements; and (d) with Trustor’s consent or otherwise following an Event of Default, endorse, collect and receive any right to payment of money owing to Trustor under or from the Collateral.

4.4   Rights of Beneficiary upon an Event of Default.  Upon the occurrence of an Event of Default under this Deed of Trust, then in addition to all of Beneficiary’s rights as a “Secured Party” under the CUCC or otherwise at law:

(a)   Beneficiary may (i) upon written notice, require Trustor to assemble any or all of the Collateral and make it available to Beneficiary at the Property; (ii) without prior notice, enter upon the Property or other place where any of the Collateral may be located and take possession of, collect, sell, and dispose of any or all of the Collateral, and store the same at locations acceptable to Beneficiary at Trustor’s expense; (iii) sell, assign and deliver at any place or in any lawful manner all or any part of the Collateral and bid and become purchaser at any such sales; and

(b)   Beneficiary may, for the account of Trustor and at Trustor’s expense: (i) operate, use, consume, sell or dispose of the Collateral as Beneficiary deems appropriate for the purpose of performing any or all of the Obligations; (ii) enter into any agreement, compromise, or settlement, including insurance claims, which Beneficiary may deem desirable or proper with respect to any of the Collateral; and (iii) endorse and deliver evidences of title for, and receive, enforce and collect by legal action or otherwise, all indebtedness and obligations now or hereafter owing to Trustor in connection with or on account of any or all of the Collateral.

Notwithstanding the above, in no event shall Beneficiary be deemed to have accepted any property other than cash in satisfaction of any obligation of Trustor to Beneficiary unless Beneficiary shall make an express written election of said remedy under the CUCC or other applicable law.

4.5   Power of Attorney.  Trustor hereby irrevocably appoints Beneficiary as Trustor’s attorney-in-fact (such agency being coupled with an interest) for the sole purpose of preparing, filing or recording, in Beneficiary’s name, or in the name of Trustor, financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Beneficiary’s security interests and rights in or to any of the Collateral (provided such appointment shall not obligate Beneficiary to take any such action), and, upon an Event of Default hereunder, taking any other action required of Trustor; provided, however, that Beneficiary as such attorney-in-fact shall be accountable only for such funds as are actually received by Beneficiary.

4.6   Possession and Use of Collateral.  During the occurrence of an Event of Default hereunder, the Collateral will be kept at the Property and, except for Obsolete Collateral (as defined in Section 5.6 below) or as otherwise permitted in this Section, will not be removed therefrom without the consent of Beneficiary.  So long as no Event of Default exists under this Deed of Trust, Trustor may possess, use, move, transfer, sell and/or dispose of any of the Collateral to the extent not otherwise prohibited by the Credit Agreement or the Note Purchase Agreements.

ARTICLE V.  RIGHTS AND DUTIES OF THE PARTIES

5.1   Warranty of Title.  Trustor represents and warrants that it has fee simple title to the Property and Improvements, and good and marketable title to the Equipment and the balance of the Secured Property, and that this Deed of Trust is a first and prior lien on the Secured Property free and clear of all encumbrances and liens having priority over the first lien of this Deed of Trust, except for (a) liens for real estate taxes and assessments not yet due and payable, (b) the exceptions to title (“Permitted Exceptions”) referred to in the title policy issued to Beneficiary by Chicago Title Insurance Company as policy number 135178 in connection with the closing of the Loan, and (c) other matters to which like properties are commonly subject and which do not materially interfere with the benefits of the security intended to be provided by this Deed of Trust or the use, enjoyment, value or marketability of the related Secured Property.  In addition, Trustor represents and warrants that Trustor has full power, authority and right to deliver and perform this Deed of Trust and convey and encumber Trustor’s interest in the Secured Property.  Trustor also represents and warrants that (i) Trustor is now, and after giving effect to this Deed of Trust will be in, a solvent condition, (ii) the execution and delivery of this Deed of Trust by Trustor does not constitute a “fraudulent conveyance” within the meaning of Title 11 of the United States Code as now constituted or under any other applicable statute, and (iii) no bankruptcy or insolvency proceedings are pending or contemplated by or against Trustor.

5.2   Taxes and Assessments.

(a)   Subject to Trustor’s right to contest such payments pursuant to Section 5.2(b) below, Trustor shall pay all taxes, assessments, water rates and sewer rents, now or hereafter levied or assessed or imposed against the Secured Property or any part thereof (the “Taxes”) and all ground rents, maintenance charges, other impositions, and other charges, now or hereafter levied or assessed or imposed against the Secured Property or any part thereof (the “Other Charges”) as the same become due and payable.  With the exception of any Permitted Liens, Trustor shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Secured Property, and shall promptly pay for all utility services provided to the Secured Property.  Trustor shall furnish to Beneficiary, at the request of Beneficiary, receipts for the payment of the Taxes and the Other Charges prior to the date the same become delinquent.

(b)   Provided that no Event of Default is then occurring, Trustor may, in good faith and with due diligence, contest or cause to be contested the validity or amount of any such Taxes or Other Charges without paying the same as provided in Section 5.2(a) above, provided that:

(i)            such contest shall have the effect of preventing or Trustor shall otherwise prevent the collection of the Taxes or Other Charges so contested and the sale or forfeiture of the Secured Property or any part thereof or interest therein to satisfy the same; and

(ii)           Trustor has notified Beneficiary in writing of the intention of Trustor to contest the same or to cause the same to be contested before any of such Taxes or Other Charges have been materially increased by any interest, penalties, or costs; and

(iii)          Trustor has deposited with Beneficiary cash, a bond or other security reasonably acceptable to Beneficiary in an amount equal to one hundred ten percent (110%) (or such higher amount as may be required by law) of the amounts being contested which exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate and any additional interest, charge or penalty arising from such contest.

(c)           Trustor shall keep Beneficiary generally advised of the status of any contest as it continues and shall promptly provide any information requested by Beneficiary with respect thereto.  If Trustor fails to prosecute such contest with due diligence or fails to maintain sufficient funds or security on deposit as hereinabove provided, or, if any of the other conditions to such contest are no longer being satisfied or if there has been a final disposition of such contest or if such contest has been discontinued, without satisfaction of the outstanding amount of Taxes or Other Charges due, Beneficiary may, at its option, within ten (10) days following Beneficiary’s written notice to Trustor (or such shorter period of time necessary in Beneficiary’s opinion to prevent the sale or forfeiture of the Secured Property or any part thereof or interest therein), apply the monies and in connection therewith liquidate any investments of cash deposited with Beneficiary, in payment of, or on account of, such Taxes or Other Charges, as applicable, or any portion thereof then unpaid, including all penalties and interest thereon.  If the amount of the money so deposited is insufficient for the payment in full of such Taxes or Other Charges, as applicable, including all penalties and interest thereon, Trustor shall forthwith, upon demand, either deposit with Beneficiary a sum that, when added to such funds then on deposit, is sufficient to make such payment in full, or, if Beneficiary has applied funds on deposit on account of such Taxes or Other Charges, as applicable, pay to the applicable taxing authority the amount sufficient to fully satisfy the outstanding Taxes or Other Charges due.  Provided that no Event of Default shall then exist hereunder, Beneficiary shall, if so requested in writing by Trustor, after final disposition of such contest and upon Trustor’s delivery to Beneficiary of an official bill for such Taxes or Other Charges, apply the money so deposited in full payment of such Taxes or Other Charges or that part thereof then unpaid, including all penalties and interest thereon, and return any excess to Trustor, unless Trustor has paid all such Taxes or Other Charges, together with all penalties and interest thereon, and has provided Beneficiary with evidence satisfactory to Beneficiary of such payment, in which event Beneficiary shall return such money to Trustor.  All monies deposited with Beneficiary pursuant to this Section 5.2(b) are hereby pledged and conveyed to Beneficiary as additional security for all amounts which now or at any time may be due to Beneficiary under the Guaranty.  Upon the occurrence of an Event of Default, Beneficiary shall have the right to apply any and all monies held pursuant to this Section 5.2(b) to the payment of the Taxes or Other Charges being contested or to any or all of the Obligations, in such order and manner as Beneficiary may elect.

5.3   Insurance.

(a)   Trustor shall provide, maintain and deliver to Beneficiary an “all risk” property damage insurance policy (insuring against loss by hazards included within the term “extended coverage”), vandalism and malicious mischief insurance, flood insurance and, subject to the proviso set forth in Section 5.3(c) below, any other type or form of hazard or property damage insurance reasonably required by Beneficiary or governmental law or regulation from time to time, covering the Property and all Improvements located thereon in an amount not less than the full replacement cost of the Property and such Improvements (without regard to depreciation), naming Beneficiary as an additional insured and with loss payable to Beneficiary; provided, however, that Beneficiary may only require flood insurance if all or any portion of the Improvements is or becomes located in a special flood hazard area.  At Beneficiary’s request, but not more frequently than once annually, Trustor shall deliver to Beneficiary such evidence as Beneficiary deems reasonably satisfactory that such full replacement cost insurance (both in amount and coverage) is in force.

(b)   Trustor shall also provide, maintain and deliver to Beneficiary (i) commercial general liability insurance for personal injury, bodily injury, death and property damage liability in amounts not less than One Million Dollars ($1,000,000) per occurrence (together with a Twenty-five Million Dollar ($25,000,000) umbrella policy), or such other amount as Beneficiary may, in Beneficiary’s sole reasonable discretion, require from time to time, and naming Beneficiary, the Banks and the Noteholders as named insureds, (ii) such policies of workers compensation and similar insurance required by applicable law, and (iii) subject to the proviso set forth in Section 5.3(c) below, such other policies of insurance as Beneficiary shall reasonably require or any governmental authority having jurisdiction over the Property or the Trustor shall from time to time require.

(c)   Trustor shall maintain all required insurance in companies, amounts, coverages and forms reasonably satisfactory to and approved by Beneficiary; provided, however, that Trustor shall not be required to maintain insurance coverages or coverage amounts which are greater than or otherwise in excess of the coverages customarily maintained by owners of similarly situated properties located in the geographic area surrounding the Property.  Neither Beneficiary nor Trustee shall, by reason of accepting, rejecting, approving or obtaining insurance incur any liability for (i) the existence, nonexistence, form or legal sufficiency thereof, (ii) the solvency of any insurer, or (iii) the payment of losses.  All such policies or certificates of insurance shall name Beneficiary and Trustor, as their interests may appear, as the loss payees; shall stipulate that Beneficiary is to receive written notice thirty (30) days prior to any modification or cancellation (or ten (10) days in the case of any cancellation due to Trustor’s failure to pay premiums when due); shall have no deductible amount greater than Five Thousand Dollars ($5,000) without the consent of Beneficiary; shall contain a waiver of subrogation against Beneficiary; and shall be primary and non-contributory to any other insurance Beneficiary may possess.  Upon Beneficiary’s request Trustor shall deliver certificates to Beneficiary evidencing such policies of insurance and payment of the premiums therefor.  Sums paid to Beneficiary by any insurer shall be paid to Trustor for the repair or restoration of the Secured Property as provided in Section 5.4 below; provided, however that during the occurrence of an Event of Default, sums paid to Beneficiary by any insurer may be retained and applied by Beneficiary toward payment of the Obligations.

5.4   Insurance and Condemnation Proceeds.

(a)           Assignment of Claims.  Trustor absolutely and irrevocably assigns to Beneficiary all of the following rights, claims and amounts (collectively, “Claims”), all of which shall be paid to Beneficiary unless otherwise set forth herein: (i) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation for public or private use affecting all or any part of, or any interest in, the Secured Property; (ii) all other claims and awards for damages to or decrease in value of all or any part of, or any interest in, the Secured Property; (iii) all proceeds of any insurance policies payable by reason of loss sustained to all or any part of the Secured Property, whether or not such insurance policies were required under this Deed of Trust or by Beneficiary; and (iv) all interest which may accrue on any of the foregoing.  Trustor shall give Beneficiary prompt written notice of the occurrence of any casualty affecting greater than five percent (5%) of the value of the Property, or the institution of any proceedings for eminent domain or for the condemnation of, the Secured Property or any portion thereof.  So long as no Event of Default has occurred and is continuing at the time, Trustor shall have the right to adjust, compromise and settle any Claim of $500,000 or less without the consent of Beneficiary, provided, however, all awards, proceeds and other sums described herein payable in relation to any Claims shall continue to be payable directly to Beneficiary (other than Claims under insurance policies payable by reason of loss sustained in aggregate amounts of $250,000 or less for any one occurrence which shall be payable to Trustor to be applied as provided in Section 5.4(b) below).  During the occurrence of an Event of Default Beneficiary may commence, appear in, defend or prosecute any Claim and may adjust, compromise and settle all Claims (except for Claims which Trustor may settle as provided herein), but shall not be responsible for any failure to commence, appear in, defend, prosecute or collect any such Claim regardless of the cause of the failure.  All awards, proceeds and other sums described herein shall be payable to Beneficiary, and each insurance company which has issued an insurance policy with respect to the Secured Property is hereby authorized and directed to make payment for all losses covered by such insurance policy to Beneficiary alone, and not to Beneficiary and Trustor jointly.  Trustor agrees to execute all documents and make all deliveries required in order to permit adjustment and payment of insurance proceeds as provided above.

(b)           Application of Proceeds; No Event of Default.  So long as no Event of Default has occurred and is continuing at the time of any Claims under any insurance policies payable by reason of loss sustained in aggregate amounts of $250,000 or less for any one occurrence, the proceeds of such Claims (“Minor Loss Proceeds”) shall be payable directly to Trustor, provided that, if any such Minor Loss Proceeds are paid to Beneficiary, Beneficiary shall promptly deliver such Minor Loss Proceeds to Trustor to be used in accordance with this Section 5.4(b)  Upon receipt of any Minor Loss Proceeds, Trustor shall promptly apply the Minor Loss Proceeds toward the costs of repair or restoration of the Secured Property.  Any surplus which may remain out of the Minor Loss Proceeds held by Trustor after payment of such repair or restoration costs shall be retained by Trustor.  So long as no Event of Default has occurred and is continuing at the time of Beneficiary’s receipt of the proceeds of the Claims other than any Minor Loss Proceeds (“Proceeds”) and no Event of Default occurs thereafter, Beneficiary shall apply the Proceeds in the following order of priority: First, to Beneficiary’s expenses in settling, prosecuting or defending the Claims; Second, to the repair or restoration of the Secured Property; and Third, promptly to Trustor if the repair or restoration of the Secured Property has been completed.  Notwithstanding the foregoing, Beneficiary shall have no obligation to make any Proceeds (other than Minor Loss Proceeds) available for the repair or restoration of the Secured Property unless and until all the following conditions have been satisfied:  (i) delivery to Beneficiary of the Proceeds; (ii) establishment of an arrangement for lien releases and disbursement of funds reasonably acceptable to Beneficiary; (iii) delivery to Beneficiary in form and content reasonably acceptable to Beneficiary of all of the following:  (aa) plans and specifications for the work; (bb) a contract for the work, signed by a contractor acceptable to Beneficiary; (cc) a cost breakdown for the work; (dd) evidence that, upon completion of the work, the size and capacity of the Secured Property will be as near as practically possible to the condition in which it existed immediately prior to such damage or condemnation, and the value of the Secured Property will be at least as great as that which existed immediately before the damage or condemnation occurred; and (ee) evidence of the satisfaction of any additional conditions that Beneficiary may reasonably establish to protect Beneficiary’s security.  No payment made prior to the final completion of the work shall exceed ninety percent (90%) of the value of the work performed or materials delivered, as applicable, from time to time; and at all times the undisbursed balance of the Proceeds remaining in the hands of Beneficiary, together with any cash deposited delivered to Beneficiary by Trustor to pay the cost of completion of the work, shall be at least sufficient in the reasonable judgment of Beneficiary to pay the entire unpaid cost of the completion of the work, free and clear of all liens or claims for lien.  In addition to all other conditions contained in this Section 5.4, final payment of all Proceeds (other than Minor Loss Proceeds which shall be payable upon receipt as provided above) remaining with Beneficiary shall be made upon receipt by Beneficiary of a certification by an independent architect approved by Beneficiary as to the completion of the work substantially in accordance with the submitted plans and specifications, and the filing of a notice of completion.  Any surplus which may remain out of the Proceeds held by Beneficiary after payment of such restoration costs shall be promptly paid to Trustor.  If there is an Event of Default while Beneficiary is holding the Proceeds, Beneficiary may at its sole option apply such funds against the Obligations in accordance with the terms of the Intercreditor and Collateral Agency Agreement.  If the cost to restore the loss or damage from any casualty or condemnation is estimated to exceed $250,000, Trustor shall pay, from time to time, within ten (10) days after written demand therefor, the reasonable fees and expenses of any consultant hired by Beneficiary to review the progress of the restoration and inspect the work, which consultant’s approval shall be required for any disbursement to be made.  Beneficiary shall not be obligated to see to the proper application of funds disbursed to Trustor pursuant hereto, whether pursuant to the above conditions or upon waiver thereof.  Trustor acknowledges that the specific conditions described above are reasonable.

(c)           Application of Proceeds; Event of Default.  If an Event of Default has occurred and is continuing at the time of either Trustor’s receipt or Beneficiary’s receipt of the Minor Loss Proceeds, or at the time of Beneficiary’s receipt of the Proceeds or if an Event of Default occurs at any time after Trustor’s receipt of the Proceeds, Beneficiary may, at Beneficiary’s absolute discretion and regardless of any impairment of security or lack of impairment of security, but subject to applicable law governing use of either the Minor Loss Proceeds or the Proceeds, if any, apply all or any of the Minor Loss Proceeds or the Proceeds, as applicable, to Beneficiary’s expenses in settling, prosecuting or defending the Claims and then apply the balance to the Obligations in accordance with the terms of the Intercreditor and Collateral Agency Agreement, or may release all or any part of the Minor Loss Proceeds or the Proceeds, as applicable, to Trustor upon any conditions Beneficiary chooses.

5.5   Maintenance of the Secured Property.

(a)   Trustor shall (i) keep the Secured Property in good and safe condition and repair, free from waste, including, making all repairs and replacements, structural or nonstructural, foreseen or unforeseen, ordinary or extraordinary, as the same become necessary or appropriate, to keep the Secured Property in good and safe condition and repair, (ii) pay all operating costs of the Secured Property, (iii) complete, within a reasonable time, and pay for any building or buildings or other Improvements now or at any time in the process of erection upon the Property, (iv) comply with any restrictions and covenants of record with respect to the Property and the use thereof, and (v) perform all agreements, undertakings and functions necessary to operate and maintain the Secured Property as currently operated.

(b)   Without the prior written consent of Beneficiary, Trustor shall not cause, suffer or permit any (i) (x) Material Alterations of the Property or the Improvements

except (A) as required by any Requirement of Law or, (B) as permitted or required to be made by the terms of any Leases approved by Beneficiary (with respect to work in any space demised thereunder), or (y) demolition or removal of any portion of the Improvements or Equipment except for the removal of any such portion which is simultaneously replaced with equivalent materials or which are worn out, obsolete or no longer used or useful in connection with the operation of the Property (“Obsolete Collateral”) and the removal of which shall not adversely affect the use or operation of the Improvements.  Without the prior written consent of Beneficiary, Trustor shall not cause, suffer or permit any (i) change in the intended use or occupancy of the Property for which the Improvements have been constructed which would adversely affect the use or operation of the Improvements; (ii) zoning reclassification with respect to the Property which would materially and adversely affect the valuation of the Secured Property; or (iii) unlawful use of, or nuisance to exist upon, the Property.  Without limiting the generality of the foregoing, Trustor will not, by act or omission (y) impair the integrity of the Property as separate and apart from all other premises, or (z) permit or suffer to permit the Property to be used by the public or any person or entity in such manner as might make possible a claim of adverse usage or possession or any implied dedication or easement.  As used herein, the term “Material Alteration” shall mean any alteration, improvement or replacement (x) the cost of which (including any related alteration, improvement or replacement) shall exceed $500,000 (excluding tenant improvement work pursuant to Leases), or (y) which (A) materially and adversely affects the mechanical, electrical, heating, ventilating, air-conditioning or other building or operating systems of any of the Improvements, (B) materially and adversely affects the structure or structural soundness of any of the Improvements, (C) reduces or materially and adversely affects the usability of loading docks or parking spaces or the access to such loading docks or parking spaces from outside the Property, or (D) otherwise has a material adverse effect on the Secured Property, the lien of this Deed of Trust, or the ability of Trustor to perform the Obligations.

5.6   Environmental Provisions.

(a)   For the purposes of this Section 5.6, the following terms shall have the following meanings:  (i) the term “Hazardous Material” shall mean any material or substance that, whether by its nature or use, is now or hereafter defined as a hazardous waste, hazardous substance, pollutant or contaminant subject to regulation under any Environmental Requirements, (ii) the term “Environmental Requirements” shall collectively mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.) and the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), all as presently in effect and as the same may hereafter be amended, any regulation pursuant thereto, or any other present or future law, ordinance, rule, regulation, order or directive addressing environmental, health or safety issues of or by any Governmental Authority, and (iii) the term “Governmental Authority” shall mean the Federal government, or any state or other political subdivision thereof, or any agency, court or body of the Federal government, any state or other political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions.

(b)   Trustor hereby represents and warrants to Beneficiary that to the best of Trustor’s knowledge (provided that such qualification as to Trustor’s knowledge shall in no way limit Trustor’s obligations (including indemnification) under this Section 5.6):  (i) no Hazardous Material is currently located at, on, in, under or about the Secured Property, other than products of the types and in the quantity commonly used by Trustor in the operation of its business at the Property, provided the storage and or existence of such products located at, on, in, under or about the Secured Property is in compliance with all Environmental Requirements, (ii) no Hazardous Material has been or is currently located at, in, on, under or about the Secured Property in a manner which violates any Environmental Requirements, or which requires cleanup or corrective action of any kind under any Environmental Requirements, (iii) no releasing, emitting, discharging, leaching, dumping or disposing of any Hazardous Material from the Secured Property onto or into any other property or from any other property onto or into the Secured Property has occurred or is occurring in violation of any Environmental Requirements, and (iv) no notice of violation, lien, complaint, suit, order or other notice with respect to the environmental condition of the Secured Property is outstanding, nor has any such notice been issued which has not been fully satisfied and complied with in a timely fashion so as to bring the Secured Property into full compliance with all Environmental Requirements.

(c)   Trustor shall comply, and shall cause all tenants or other occupants of the Secured Property to comply, in all material respects with all Environmental Requirements, and will not generate, store, handle, process, dispose of or otherwise use, and will not permit any tenant or other occupant of the Secured Property to generate, store, handle, process, dispose of or otherwise use, Hazardous Materials at, in, on, under or about the Secured Property in a manner that will lead to the imposition on Trustor, Beneficiary or the Secured Property of any liability or lien of any nature whatsoever under any Environmental Requirements.  Trustor shall notify Beneficiary promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Secured Property which is required to be reported to a Governmental Authority under any Environmental Requirements, will promptly forward to Beneficiary copies of any notices received by Trustor relating to alleged violations of any Environmental Requirements and will promptly pay when due any fine or assessment against Beneficiary, Trustor or the Secured Property relating to any Environmental Requirements.

(d)   If at any time it is determined that the operation or use of the Secured Property violates any applicable Environmental Requirements or that there are Hazardous Materials located at, in, on, under or about the Secured Property which, under any Environmental Requirements, require special handling in collection, storage, treatment or disposal, or any other form of cleanup or corrective action, Trustor shall, within the earlier of (a) thirty (30) days after receipt of notice thereof from any Governmental Authority or from Beneficiary, or (b) the time period specified by any Environmental Requirements, take, at its sole cost and expense, such actions as may be necessary to fully comply in all respects with all Environmental Requirements, provided, however, that if such compliance cannot reasonably be completed within such thirty (30) day period (unless otherwise sooner required by applicable Environmental Requirements), Trustor shall commence such necessary action within such thirty (30) day period and shall thereafter diligently and expeditiously proceed to fully comply in all respects and in a timely fashion with all Environmental Requirements.  If Trustor fails to timely take, or to diligently and expeditiously proceed to complete in a timely fashion, any such action, Beneficiary may, in its sole and absolute discretion, make advances or payments towards the performance or satisfaction of the same, but shall in no event be under any obligation to do so.  All sums so advanced or paid by Beneficiary (including, without limitation, counsel and consultant fees and expenses, investigation and laboratory fees and expenses, and fines or other penalty payments) and all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, will immediately, upon demand, become due and payable from Trustor and shall bear interest at the Default Rate (as defined in the Credit Agreement) from the date any such sums are so advanced or paid by Beneficiary until the date any such sums are repaid by Trustor to Beneficiary.  Trustor will execute and deliver, promptly upon request, such instruments as Beneficiary may deem useful or necessary to permit Beneficiary to take any such action, and such additional notes and mortgages, as Beneficiary may require to secure all sums so advanced or paid by Beneficiary.

(e)   If a lien is filed against the Secured Property by any Governmental Authority resulting from the need to expend or the actual expending of monies arising from an action or omission, whether intentional or unintentional, of Trustor or for which Trustor is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material into the waters or onto land located within or without the state where the Secured Property is located, then Trustor will, within thirty (30) days from the date that Trustor is first given notice that such lien has been placed against the Secured Property (or within such shorter period of time as may be specified by Beneficiary if such Governmental Authority has commenced steps to cause the Secured Property to be sold pursuant to such lien) either (a) pay the claim and remove the lien, or (b) furnish a cash deposit, bond, or such other security with respect thereto as is satisfactory in all respects to Beneficiary and is sufficient to effect a complete discharge of such lien on the Secured Property.  Beneficiary may, upon Beneficiary’s reasonable belief that a Hazardous Material or other environmental condition violates or threatens to violate any Environmental Requirements, cause an environmental audit of the Secured Property or portions thereof to be conducted to confirm Trustor’s compliance with the provisions of this paragraph, and Trustor shall cooperate in all reasonable ways with Beneficiary in connection with any such audit and shall pay all costs and expenses incurred in connection therewith.

(f)    Trustor will defend, indemnify, and hold harmless Beneficiary, its employees, agents, officers, and directors, from and against any and all claims, demands, penalties, causes of action, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, foreseen or unforeseen, contingent or otherwise (including, without limitation, counsel and consultant fees and expenses, investigation and laboratory fees and expenses, court costs, and litigation expenses) arising out of, or in any way related to, (i) any breach by Trustor of any of the provisions of this paragraph,

(ii) the presence, disposal, spillage, discharge, emission, leakage, release, or threatened release of any Hazardous Material which is at, in, on, under, about, from or affecting the Secured Property, including, without limitation, any damage or injury resulting from any such Hazardous Material to or affecting the Secured Property or the soil, water, air, vegetation, buildings, personal property, persons or animals located on the Secured Property or on any other property or otherwise, (iii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such Hazardous Material, (iv) any lawsuit brought or threatened, settlement reached, or order or directive of or by any Governmental Authority relating to such Hazardous Material, or (v) any violation of any Environmental Requirements or any policy or requirement of Beneficiary hereunder, with the exception of any such claims, demands, penalties, causes of action, fines, liabilities, settlements, damages, costs, or expenses which are imposed upon or incurred by or asserted against Beneficiary either by reason of the gross negligence or willful misconduct of Beneficiary and/or Trustee, or first arising after any foreclosure of Beneficiary’s interest in the Secured Property or transfer of the Secured Property by deed in lieu of foreclosure.  This indemnification shall, notwithstanding any exculpatory limitations or other provision of any nature whatsoever to the contrary set forth in the Guaranty or this Deed of Trust, constitute the personal recourse undertakings, obligations and liabilities of Trustor.  If this Deed of Trust is foreclosed or Trustor tenders a deed or assignment in lieu of foreclosure, Trustor shall deliver the Secured Property to the purchaser at foreclosure or to Beneficiary, its nominee, or wholly owned subsidiary, as the case may be, in a condition that complies in all respects with all Environmental Requirements.

(g)   The obligations and liabilities of Trustor under this Section 5.6 shall survive and continue in full force and effect and shall not be terminated, discharged or released, in whole or in part, irrespective of whether the Obligations have been paid in full and irrespective of any foreclosure of this Deed of Trust or acceptance by Beneficiary, its nominee or wholly owned subsidiary of a deed or assignment in lieu of foreclosure and irrespective of any other fact or circumstance of any nature whatsoever.

5.7   Transfer or Encumbrance of the Secured Property.  Except as otherwise expressly provided in this Deed of Trust, no part of the Secured Property nor any interest of any nature whatsoever therein shall in any manner be further encumbered, sold, transferred, assigned or conveyed, or permitted to be further encumbered, sold, transferred, assigned or conveyed without the prior consent of Beneficiary, which consent in any and all circumstances may be withheld in the sole and absolute discretion of Beneficiary.  The provisions of the foregoing sentence of this Section 5.7 shall apply to each and every such further encumbrance, sale, transfer, assignment or conveyance, regardless of whether or not Beneficiary has consented to, or waived by its action or inaction its rights hereunder with respect to, any such previous further encumbrance, sale, transfer, assignment or conveyance, and irrespective of whether such further encumbrance, sale, transfer, assignment or conveyance is voluntary, by reason of operation of law or is otherwise made.

5.8   Notice.  Any notice, report, demand or other instrument authorized or required to be given or furnished (“Notices”) shall be in writing and shall be given as follows:  (i) by hand delivery; (ii) by deposit in the United States mail as first class certified mail, return receipt requested, postage paid; (iii) by overnight nationwide commercial courier service; or (iv) by telecopy transmission with a confirmation copy to be delivered by duplicate notice in accordance with any of clauses (i) through (iii) above, in each case, to the party intended to receive the same at the following address(es):

If to Trustor:	Westaff Support, Inc.
P.O. Box 9280
301 Lennon Lane
Walnut Creek, CA 94598
Attn: Treasurer
Facsimile: (925) 930-5361

With a copy to:	Westaff Support, Inc.
Legal Department
P.O. Box 9280
301 Lennon Lane
Walnut Creek, CA 94598
Attn: General Counsel
Facsimile: (925) 930-5361

If to Beneficiary:	Bank of America, N.A.
Commercial Agency Management
Mail Code: WA1-501-37-20
800 Fifth Avenue, Floor 37
Seattle, WA 98104-3185
Attention: Dora Brown
Facsimile: (206) 358-0971

With a copy to:	Orrick, Herrington & Sutcliffe LLP
400 Sansome Street
San Francisco, CA 94111
Attention: Dolph Hellman, Esq.
Facsimile: (415) 773-5759

or any successor Bank Credit Agent and Noteholder Collateral Agent under the Intercreditor and Collateral Agency Agreement.

Notice delivered in accordance with the foregoing shall be effective (i) when delivered, if delivered personally or by receipted-for telex, telecopier, or facsimile transmission, (ii) on the next business day after being delivered in the United States (properly addressed and all fees paid) for overnight delivery service to a courier (such as Federal Express) which regularly provides such service and regularly obtains executed receipts evidencing delivery or (iii) five (5) days after being deposited (properly addressed and stamped for first-class delivery) in a daily serviced United States mail box.  Notice for any party may be given by its respective counsel.

5.9   Changes in Laws Regarding Taxation.  If after the date of this Deed of Trust, the state in which the Property is located passes any law imposing a tax, either directly or indirectly, on this Deed of Trust, or the Obligations, then, Trustor, after written demand by Trustee or Beneficiary, shall pay such tax prior to the delinquency thereof, or reimburse Trustee or Beneficiary within fifteen (15) days after such written demand, as applicable.  If any law of the state in which the Property is located prohibits Trustor from paying the tax on this Deed of Trust, or the Obligations, or reimbursing Trustee or Beneficiary for payment thereof, then the Obligations shall be due and payable within sixty (60) days after written demand by Beneficiary to Trustor.  Nothing in this Section 5.9 shall require Trustor to pay any income, franchise or excise tax imposed upon Trustee or Beneficiary.

5.10 Right of Entry.  Beneficiary and its agents shall have the right to enter and inspect the Secured Property at all reasonable times, during Trustor’s normal business hours and otherwise in accordance with the provisions of Section 6.10 of the Credit Agreement and the relevant provision of the Note Purchase Agreements.

5.11 Performance of Other Agreements.  Trustor shall observe and perform each and every material term to be observed or performed by Trustor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Secured Property.

5.12 Acceptance of Trust; Powers and Duties of Trustee.  Trustee accepts this trust when this Deed of Trust is recorded.  From time to time upon written request of Beneficiary and presentation of this Deed of Trust, or a certified copy thereof, for endorsement, and without affecting the personal liability, if any, of any person for payment of any indebtedness or performance of any Obligation, Trustee may, without liability therefor and without notice:  (a) reconvey all or any part of the Property; (b) consent to the making of any map or plat thereof; (c) join in granting any easement thereon; (d) join in any declaration of covenants and restrictions; or (e) join in any extension agreement or any agreement subordinating the lien or charge hereof.  Except as may otherwise be required by applicable law, Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trusts hereunder and the enforcement of the rights and remedies available hereunder, and Trustee or Beneficiary may obtain orders or decrees directing or confirming or approving acts in the execution of said trusts and the enforcement of said remedies.  Trustee has no obligation to notify any party of any pending sale or any action or proceeding unless held or commenced and maintained by Trustee under this Deed of Trust.  Trustee shall not be obligated to perform any act required of it hereunder unless the performance of the act is requested in writing and Trustee is reasonably indemnified and held harmless against loss, cost, liability and expense.

5.13 Compensation of Trustee; Exculpation.  Trustor shall pay to Trustee reasonable compensation and reimbursement for services and expenses in the administration of this trust, including, without limitation, reasonable attorneys’ fees.  Beneficiary shall not directly or indirectly be liable to Trustor or any other person as a consequence of:  (i) the exercise of the rights, remedies or powers granted to Beneficiary in this Deed of Trust; (ii) the failure or refusal of Beneficiary to perform or discharge any obligation or liability of Trustor under any agreement related to the Secured Property or under this Deed of Trust; or (iii) any loss sustained by Trustor or any third party resulting from Beneficiary’s failure to lease the Property after an Event of

Default or from any other act or omission of Beneficiary in managing the Property after an Event of Default unless the loss is caused by the willful misconduct or gross negligence of Beneficiary and no such liability, in the absence of Beneficiary’s willful misconduct or gross negligence, shall be asserted or enforced against Beneficiary, all such liability being expressly waived and released by Trustor.

5.14 Substitution of Trustee.  From time to time, by a writing signed and acknowledged by Beneficiary and recorded in the Office of the Recorder of the County in which the Property is situated, Beneficiary may appoint another trustee to act in the place and stead of Trustee or any successor.  Such writing shall set forth any information required by applicable law.  The recordation of such instrument of substitution shall discharge Trustee herein named and shall appoint the new trustee as the trustee hereunder with the same effect as if originally named trustee herein.  A writing recorded pursuant to the provisions of this paragraph shall be conclusive proof of the proper substitution of such new trustee.

5.15 Representations, Warranties and Covenants Concerning the Secured Property.  Trustor represents, warrants and covenants as follows:

(a)   First Lien.  Upon the execution by Trustor and the recording of this Deed of Trust, and upon the execution and filing of UCC-1 financing statements or amendments thereto, Beneficiary will have a valid first lien on the Secured Property and a valid security interest in the Equipment subject to no liens, charges or encumbrances other than the Permitted Liens.

(b)   Access/Utilities.  The Property and the Improvements have adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities.  All roads necessary for the full utilization of the Property and the Improvements for their current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the Property.

(c)   Multiple Tax Lots.  The Property consists of multiple tax lots; no portion of said tax lots covers property other than the Property or a portion of the Property and no portion of the Property lies in any other tax lot.

(d)   Special Assessments.  Except as disclosed in the title insurance policy, there are no pending or, to the knowledge of Trustor, proposed special or other assessments for public improvements or otherwise affecting the Property, nor, to the knowledge of Trustor, are there any contemplated improvements to the Property that may result in such special or other assessments.

(e)   Flood Zone.  The Property is not located in a special flood hazard area as defined by the Federal Insurance Administration.

(f)    No Condemnation.  No part of any property subject to this Deed of Trust has been taken in condemnation or other like proceeding to an extent which would impair the value of the Secured Property or the usefulness of such property, nor is any proceeding pending, threatened or known to be contemplated for the partial or total condemnation or taking of the Secured Property.

(g)   No Labor or Materialmen Claims.  All parties furnishing labor and materials have been paid in full and, except for such liens or claims insured against by the policy of title insurance to be issued in connection with the Loan, there are no mechanics’, laborers’ or materialmens’ liens or claims outstanding for work, labor or materials affecting the Secured Property, whether prior to, equal with or subordinate to the lien of this Deed of Trust.

(h)   No Purchase Options.  No tenant, person, party, firm, corporation or other entity has an option to purchase the Secured Property, any portion thereof or any interest therein.

(i)    Boundary Lines.  All of the Improvements which were included in determining the appraised value of the Secured Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Improvements except those which are insured against by title insurance.

(j)    Compliance with Laws.  To the Trustor’s knowledge, all federal, state and local laws, rules and regulations applicable to the Secured Property, including, without limitation, all zoning and building requirements and all requirements of the Americans With Disabilities Act of 1990, as amended from time to time (42 U. S. C. §12101 et seq.) have been satisfied or complied with, except where any such failure to comply has not and will not result in a material adverse effect to the value, use or operation of the Property.  Trustor is in possession of all certificates of occupancy and all other licenses, permits and other authorizations required by applicable law for the existing use of the Property and the Improvements.  All such certificates of occupancy and other licenses, permits and authorizations are valid and in full force and effect.  Trustor covenants to comply with all conditions and requirements of all licenses, permits and other authorizations as required by applicable law with respect to the Property and the Improvements.

5.16 Indemnification.  In addition to any other indemnifications provided herein, Trustor shall protect, defend, indemnify and save harmless Beneficiary, the Banks and the Noteholders (collectively, the “Indemnified Parties”) from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) (collectively “Subject Claims”), imposed upon or incurred by or asserted against the Indemnified Parties by reason of (a) ownership of this Deed of Trust, the Secured Property or any interest therein or receipt of any Rents; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Secured Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Secured Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any failure on the part of Trustor to perform or comply with any of the terms of this Deed of Trust; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Secured Property or any part thereof; (f) any failure of the Secured Property to comply with  the Americans With Disabilities Act of 1990, as amended from time to time (42 U. S. C. §12101 et seq.); (g) any representation or warranty made in the Guaranty, the Noteholder Guaranty or this Deed of Trust being false or misleading in any material respect as of the date such representation or warranty was made; (h) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any transaction involving the Secured Property or any part thereof under any legal requirement or any liability asserted against the Indemnified Parties  with respect thereto; and (i) the claims of any lessee of any or any portion of the Secured Property or any person acting through or under any lessee or otherwise arising under or as a consequence of any Lease, with the exception of any such Subject Claims which are imposed upon or incurred by or asserted against the Indemnified Parties either by reason of the gross negligence or willful misconduct of the Indemnified Parties and/or Trustee, or with respect to any matter first arising after any foreclosure of Beneficiary’s interest in the Secured Property or transfer of the Secured Property by deed in lieu of foreclosure.  Any amounts payable to the Indemnified Parties by reason of the application of this paragraph shall be secured by this Deed of Trust and shall become immediately due and payable and shall bear interest at the Default Rate (as defined in the Credit Agreement) from the date loss or damage is sustained by the Indemnified Parties until paid.  The obligations and liabilities of Trustor under this Section 5.16 shall survive and termination, satisfaction, or assignment of this Deed of Trust and the exercise by Beneficiary of any of its rights or remedies hereunder, including, but not limited to, the acquisition of the Secured Property by foreclosure or a conveyance in lieu of foreclosure.

ARTICLE VI.  EVENTS OF DEFAULT AND REMEDIES

6.1   Events of Default.  The occurrence of any one or more of the following events shall constitute an “Events of Default” under this Deed of Trust:

(a)   (i) the failure of Trustor to pay or perform any obligation when due under the Guaranty or under the Noteholder Guaranty; (ii) the failure of Trustor to perform or cause to be performed any obligation, term or condition under this Deed of Trust and any such failure shall remain unremedied for twenty (20) days after notice of such failure; (iii) the failure of any representation or warranty of Trustor contained in this Deed of Trust to be truthful in all material respects; or (iv) either the Noteholder Guaranty or the Guaranty, shall cease to be in full force and effect for any reason whatsoever other than the termination thereof in accordance with its terms due to the full satisfaction of the Note Purchase Agreements or the Credit Agreement, as applicable, or the Trustor shall contest or deny in writing the validity or enforceability of any of its obligations under any such Noteholder Guaranty or the Guaranty, as the case may be; or

(b)   if Trustor shall fail to pay prior to delinquency any installment of any tax or assessment against the Secured Property, which tax or assessment has become a lien on the Secured Property and may have a material and adverse effect on the Secured Property, except where Trustor is challenging such tax or assessment in accordance with Section 5.2(b) above; or

(c)   if the Secured Property shall become subject (i) to any tax lien which may have a material and adverse effect upon the Secured Property, other than a lien for local real estate taxes and assessments not due and payable, or (ii) to any lis pendens, notice of pendency, stop order, mechanic’s or materialman’s lien or other lien of any nature whatsoever, with the exception of any such liens which are the subject of any challenge by Trustor pursuant to Section 5.2(b) above or are otherwise Permitted Liens hereunder, and such lien has not either be discharged of record or in the alternative insured or bonded over to the reasonable satisfaction of Beneficiary within a period of thirty (30) days after the same is filed or recorded, in each case irrespective of whether the same is superior or subordinate in lien or other priority to the lien of this Deed of Trust.

6.2   Rights and Remedies.  At any time during the continuance of an Event of Default, Beneficiary and/or Trustee shall have all of the following rights and remedies:

(a)   To declare all Obligations immediately due and payable;

(b)   With or without notice, and without releasing Trustor from any Obligation, and without becoming a mortgagee in possession, to cure any breach or default of Trustor and, in connection therewith, to enter upon the Secured Property and to do such acts and things as Beneficiary and/or Trustee deem reasonably necessary to inspect, investigate, assess and protect the security hereof, including, without limitation:  (i) to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary and/or Trustee hereunder; (ii) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the sole judgment of either Beneficiary or Trustee, is or may be senior in priority hereto, the judgment of either Beneficiary or Trustee being conclusive as between the parties hereto; (iii) to obtain insurance; (iv) to pay any premiums or charges with respect to insurance required to be carried hereunder; (v) to obtain a court order to enforce Beneficiary’s right to enter and inspect the Secured Property; and/or (vi) to employ counsel, accountants, contractors and other appropriate persons to assist them;

(c)   To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Trustor hereunder, and Trustor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Trustor waives the defense of laches and any applicable statute of limitations;

(d)   To apply to a court of competent jurisdiction for and obtain appointment of a receiver of the Property as a matter of strict right upon ex parte application and without notice to Trustor and without regard to: (i) the adequacy of the security for the repayment of the Obligations; (ii) the existence of a declaration that the Obligations are immediately due and payable; or (iii) the filing of a notice of default; and Trustor hereby consents to such appointment, waives any and all notices of and defenses to such appointment, agrees that it will not oppose any such appointment, and hereby expressly agrees that such appointment shall be made as a matter of absolute right to Beneficiary; such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Trustor at the time of application for such receiver, and without regard to the then value of the Secured Property or whether the same shall be then occupied as a homestead or not; and Beneficiary hereunder or any employee or agent thereof may be appointed as such receiver.  Such receiver shall have all powers and duties prescribed by law in order to preserve the value, marketability or rentability of the Secured Property or increase the income therefrom or protect the security hereof, including, but not limited to, the power to make all necessary and needful repairs, and to pay all taxes, assessments and charges against the Secured Property and all premiums for insurance thereon, and the power to make leases to be binding upon all parties, including Trustor, the purchaser at a sale pursuant to a judgment of foreclosure and any person acquiring an interest in the Secured Property after entry of a judgment of foreclosure.  In addition, such receiver shall also have the power to sue for or otherwise collect the Rents, including those past due and unpaid, and to extend or modify any then existing Leases, which extensions and modifications may provide for terms to expire, or for options to tenants to extend or renew terms to expire, beyond the maturity date of the Loan and beyond the date the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such Leases, and the options or other provisions to be contained therein, shall be binding upon Trustor and all the persons whose interest in the Secured Property are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption, reinstatement, discharge of the Obligations, satisfaction of any foreclosure judgment, or issuance of any certificate of sale or deed to any purchaser.  In addition, such receiver shall have the power to collect the Rents during the pendency of such foreclosure suit and, in case of a sale and deficiency, during the full statutory period of redemption, if any, whether there be a redemption or not, as well as during any further times when Trustor, except for the intervention of such receiver, would be entitled to collection of such Rents, and such receiver shall have all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Secured Property during the whole of said period.  The court may, from time to time, authorize the receiver to apply the net income from the Secured Property in payment in whole or in part of the Obligations or the indebtedness secured by a decree foreclosing this Deed of Trust, or any taxes or liens which may become superior to the lien hereof or of such decree, or to any loan deficiency owed by Trustor to Beneficiary in case of a sale and deficiency.

(e)   To enter upon, possess, manage and operate the Secured Property or any part thereof; to take and possess all documents, books, records, papers and accounts of Trustor or the then owner of the Secured Property; to make, terminate, enforce or modify leases of the Secured Property upon such terms and conditions as Beneficiary deems proper; to elect to disaffirm any Lease made subsequent to this Deed of Trust without Beneficiary’s prior written consent; to make repairs, alterations and improvements to the Secured Property necessary, in Beneficiary’s sole judgment, to protect or enhance the security hereof; to conduct a marketing or leasing program with respect to the Secured Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Secured Property under such terms and conditions as Beneficiary may in its sole discretion deem appropriate or desirable; to employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Beneficiary may in its sole discretion deem appropriate or desirable to implement and effectuate the rights and powers herein granted; to maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent; to delegate or assign any and all rights and powers given to Beneficiary or Trustee by this Deed of Trust; and to do any acts which Beneficiary or Trustee in their sole discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Beneficiary or Trustee may in their sole discretion deem appropriate or desirable to implement and effectuate the provisions of this Deed of Trust.  In such event, Beneficiary shall have, and Trustor hereby gives and grants to Beneficiary, the right, power and authority to make and enter into Leases, licenses and occupancy agreements with respect to the Secured Property or portions thereof for such Rents and for such periods of occupancy and upon conditions and provisions as Beneficiary may deem desirable in its sole discretion, and Trustor expressly acknowledges and agrees that the term of such Lease, license or occupancy agreement may extend beyond the date of any foreclosure sale of the Security Property; it being the intention of Trustor that in such event Beneficiary shall be deemed to be and shall be the attorney-in-fact of Trustor for the purpose of making and entering into Leases, licenses or occupancy agreements of parts or portions of the Secured Property for the Rents and upon the terms, conditions and provisions deemed desirable to Beneficiary in its sole discretion and with like effect as if such Leases, licenses or occupancy agreements had been made by Trustor as the owner in fee simple of the Secured Property free and clear of any conditions or limitations established by this Deed of Trust.  Beneficiary shall have the right to apply the net income generated from the Secured Property, after allowing a reasonable fee for the collection thereof and for the management and leasing of the Secured Property, to the payment of operating expenses, taxes, insurance premiums and other charges applicable to the Secured Property, or in reduction of the Obligations in such order and manner as Beneficiary shall select.  The power and authority hereby given and granted by Trustor to Beneficiary shall be deemed to be coupled with an interest, shall not be revocable by Trustor so long as any of the Obligations remains outstanding, shall survive the voluntary or involuntary dissolution of Trustor and shall not be affected by any disability or incapacity suffered by Trustor subsequent to the date hereof.  In connection with any action taken by Beneficiary pursuant to this Section, Beneficiary shall not be liable for any loss sustained by Trustor resulting from any failure to let the Secured Property, or any part thereof, or from any other act or omission of Beneficiary in managing the Secured Property, nor shall Beneficiary be obligated to perform or discharge any obligation, duty or liability under any Lease, license or occupancy agreement covering the Secured Property or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder.  Nothing in this Section shall impose on Beneficiary any duty, obligation or responsibility for the control, care, management or repair of the Secured Property, or for the carrying out of any of the terms and conditions of any such Lease, license or occupancy agreement, nor shall it operate to make Beneficiary responsible or liable for any waste committed on the Secured Property by the tenants or by any other parties or for any dangerous or defective condition of the Secured Property, or for any negligence in the management, upkeep, repair or control of the Secured Property, unless any such loss or damage arises from the gross negligence or willful misconduct of Beneficiary.  Trustor hereby assents to, ratifies and confirms any and all actions of Beneficiary with respect to the Secured Property taken under this Section.

(f)    To execute a written notice of such default and of the election to cause the Secured Property to be sold to satisfy the Obligations.  Trustee shall give and record such notice as the law then requires as a condition precedent to a foreclosure sale.  When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Trustor except as required by law, shall sell the Secured Property at the time and place of sale fixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, all as Beneficiary in its sole discretion may determine, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale.  Neither Trustor nor any other person or entity other than Beneficiary shall have the right to direct the order in which the Secured Property is sold.  Subject to requirements and limits imposed by law, Trustee may from time to time postpone sale of all or any portion of the Secured Property by public announcement at such time and place of sale, and from time to time may postpone the sale by public announcement at the time and place fixed by the preceding postponement.  The power of sale under this Deed of Trust shall not be exhausted by any one or more sales (or attempts to sell) as to all or any portion of the Secured Property remaining unsold, but shall continue unimpaired until all of the Secured Property has been sold by exercise of the power of sale in this Deed of Trust and all Obligations have been paid and discharged in full.  Trustee shall deliver to the purchaser at such sale a deed conveying the Secured Property or portion thereof so sold, but without any covenant or warranty, express or implied.  The recitals in the deed of any matters or facts shall be conclusive proof of the truthfulness thereof.  Any  person, including Trustee, Trustor or Beneficiary, may purchase at the sale;

(g)   To resort to and realize upon the security hereunder and any other security now or hereafter held by Beneficiary concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both, and to apply the proceeds received upon the Obligations all in such order and manner as Trustee and Beneficiary or either of them determine in their sole discretion;

(h)   To exercise such other rights Trustee or Beneficiary may have with respect to the Secured Property under this Deed of Trust, the CUCC or otherwise at law; and

(i)    To exercise such other rights as Trustee or Beneficiary may have at law or equity or pursuant to the terms and conditions of this Deed of Trust.

Upon sale of the Secured Property at any judicial or non-judicial foreclosure, Beneficiary may credit bid (as determined by Beneficiary in its sole and absolute discretion) all or any portion of the Obligations.

In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Secured Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property or a fixture, as the case may be, and dispose of the same in accordance with applicable law, separate and apart from the sale of real property.  Any sale of any personal property or fixtures hereunder shall be conducted in any manner permitted by the CUCC.

6.3   Application of Foreclosure Sale Proceeds.  In the event of any foreclosure sale, Trustee shall apply the proceeds of such sale in the following order of priority:  First, to the costs, fees and expenses of exercising the power of sale and of sale, including, without limitation, the payment of Trustee’s fees and reasonable attorneys’ fees; Second, to all sums expended under the terms of this Deed of Trust, not then repaid, with accrued interest at the Default Rate (as defined in the Credit Agreement); Third, to the payment of all other Obligations which are secured by this Deed of Trust, in such order as Beneficiary shall direct in accordance with the terms and provisions of the Intercreditor and Collateral Agency Agreement; Fourth, to satisfy the outstanding balance of obligations secured by any junior liens or encumbrances in the order of their priority; and Fifth, to the Trustor or the Trustor’s successor in interest.

6.4   No Cure or Waiver.  Neither Beneficiary’s nor Trustee’s nor any receiver’s entry upon and taking possession of all or any part of the Secured Property, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Obligation, nor the exercise of any other right or remedy by Trustee or Beneficiary or any receiver shall cure or waive any default or notice of default under this Deed of Trust, or nullify the effect of any notice of default or sale (unless all Obligations then due have been paid or performed and Trustor has cured all other defaults hereunder), or impair the status of the security, or prejudice Trustee or Beneficiary in the exercise of any right or remedy, or be construed as an affirmation by Beneficiary of any tenancy, lease or option or a subordination of the lien of this Deed of Trust.

6.5   Payment of Costs, Expenses and Attorneys’ Fees.  Trustor agrees to pay to Beneficiary upon demand all costs and expenses incurred by Trustee or Beneficiary in the enforcement of the terms and conditions of this Deed of Trust (including, without limitation, statutory trustee’s fees, court costs and attorneys’ fees, whether incurred in litigation or not) with interest from the date of expenditure until said sums have been paid at the Default Rate (as defined in the Credit Agreement).

6.6   Power to File Notices and Cure Defaults.  Trustor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest to: (a) execute and/or record any notices of completion, cessation of labor, or any other notices that Beneficiary deems appropriate to protect Beneficiary’s interest; and (b) upon the occurrence of an Event of Default, perform any obligation of Trustor hereunder; provided, however, that: (i) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (ii) Beneficiary shall not be liable to Trustor or any other person or entity for any failure to act under this Section.

6.7   Rights Cumulative, No Waiver.  All rights, powers and remedies of Trustee and/or Beneficiary provided in this Deed of Trust, may be exercised at any time by Beneficiary, except as expressly provided herein, and from time to time after the occurrence of any Event of Default, are cumulative and not exclusive, may be pursued singularly, successively, or together at the sole discretion of Trustee and/or Beneficiary, and shall be in addition to any other rights, powers or remedies provided by law or equity.  The failure to exercise any such right or remedy shall in no event be construed as a waiver or a release thereof.  Trustee’s or Beneficiary’s exercise of any right or remedy shall not constitute a cure of any Event of Default unless all sums then due and payable to Beneficiary under the Guaranty, the Noteholder Guaranty or under this Deed of Trust are repaid and Trustor has cured all other defaults.  No waiver shall be implied from any failure of Beneficiary to take, or any delay by Beneficiary in taking, action concerning any Event of Default, or from any previous waiver of any similar or unrelated Event of Default.  Any waiver or approval under the Guaranty or under this Deed of Trust must be in writing and shall be limited to its specific terms.

6.8   Trustor’s Waiver of Guarantor Rights.

(a)   Conditions to Exercise of Rights. Trustor hereby waives any right it may now or hereafter have to require Beneficiary, as a condition to the exercise of any remedy or other right against Trustor hereunder or under any other document executed by Trustor in connection with any Obligation: (i) to proceed against Borrower, or against any other collateral assigned to Beneficiary by Trustor, by Borrower, or by any other guarantor; (ii) to pursue any other right or remedy in Beneficiary’s power; (iii) to give notice of the time, place or terms of any public or private sale of real or personal property collateral assigned to Beneficiary by Borrower; or (iv) to make or give (except as otherwise expressly provided in the Credit Agreement and the Note Purchase Agreements) any presentment, demand, protest, notice of dishonor, notice of protest or other demand or notice of any kind in connection with any Obligation or any collateral (other than the Secured Property) for any Obligation.

(b)   Defenses.  Trustor hereby waives any defense it may now or hereafter have that relates to:  (i) any disability or other defense of Borrower, or other person; (ii) the cessation, from any cause other than full performance, of the obligations of Borrower, or any other person; (iii) the application of the proceeds of the Credit Agreement and the Note Purchase Agreements, by Borrower, or other person, for purposes other than the purposes represented to Trustor by Borrower, otherwise intended or understood by Trustor, or Borrower; (iv) any act or omission by Beneficiary which directly or indirectly results in or contributes to the release of Borrower, or other person or any collateral for any Obligation; (v) the unenforceability or invalidity of any collateral assignment (other than this Deed of Trust) or guaranty with respect to any Obligation, or the lack of perfection or continuing perfection or lack of priority of any lien (other than the lien hereof) which secures any Obligation; (vi) any failure of Beneficiary to marshal assets in favor of Trustor or any other person; (vii) any modification of any Obligation, including any renewal, extension, acceleration or increase in interest rate; (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (ix) any right of subrogation, any right to enforce any remedy which Beneficiary may have against Borrower and any right to participate in, or benefit from, any security for the Credit Agreement or the Note Purchase Agreements now or hereafter held by Beneficiary; (x) any defense based upon Beneficiary’s failure to disclose to Trustor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay all sums payable under the Credit Agreement or the Note Purchase Agreements; (xi) any failure of Beneficiary to file or enforce a claim in any bankruptcy or other proceeding with respect to any person; (xii) the election by Beneficiary, in any bankruptcy proceeding of any person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (xiii) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (xiv) any use of cash collateral under Section 363 of the United States Bankruptcy Code; and (xv) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person.

(c)   Subrogation. Trustor hereby waives, until such time as all Obligations are fully performed, any right to participate in any collateral now or hereafter assigned to Beneficiary with respect to any Obligation.

(d)   Borrower Information. Trustor warrants and agrees: (i) that Trustor has not relied, and will not rely, on any representations or warranties by Beneficiary to Trustor with respect to the credit worthiness of Borrower or the prospects of repayment of any Obligation from sources other than the Secured Property; (ii) that Trustor has adequate means of obtaining from Borrower on a continuing basis financial and other information pertaining to the business operations, if any, and financial condition of Borrower; (iii) that Trustor assumes full responsibility for keeping informed with respect to Borrower’s business operations, if any, and financial condition; (iv) that Beneficiary shall have no duty to disclose or report to Trustor any information now or hereafter known to Beneficiary with respect to any Borrower, including, without limitation, any information relating to any of Borrower’s business operations or financial condition; and (v) that Trustor is familiar with the terms and conditions of the Credit Agreement and of the Note Purchase Agreements and consents to all  provisions thereof.

(e)   Reinstatement of Lien. Beneficiary’s rights hereunder shall be reinstated and revived, and the enforceability of this Deed of Trust shall continue, with respect to any amount at any time paid on account of any obligations under the Credit Agreement and of the Note Purchase Agreements which Beneficiary is thereafter required to restore or return in connection with a bankruptcy, insolvency, reorganization or similar proceeding with respect to Borrower.

(f)    Lawfulness and Reasonableness. Trustor warrants that all of the waivers in this Deed of Trust are made with full knowledge of their significance, and of the fact that events giving rise to any defense or other benefit waived by Trustor may destroy or impair rights which Trustor would otherwise have against Beneficiary, Borrower, or against collateral.  Trustor agrees that all such waivers are reasonable under the circumstances and further agrees that, if any such waiver is determined (by a court of competent jurisdiction) to be contrary to any law or public policy, the other waivers herein shall nonetheless remain in full force and effect.

(g)   Enforceability. Trustor hereby acknowledges that: (i) the obligations undertaken by Trustor in this Deed of Trust are complex in nature, and (ii) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (iii) as part of Beneficiary’s consideration for entering into this transaction, Beneficiary has specifically bargained for the waiver and relinquishment by Trustor of all such defenses, and (iv) Trustor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein.  Given all of the above, Trustor does hereby represent and confirm to Beneficiary that Trustor is fully informed regarding, and that Trustor does thoroughly understand: (A) the nature of all such possible defenses, and (B) the circumstances under which such defenses may arise, and (C) the benefits which such defenses might confer upon Trustor, and (D) the legal consequences to Trustor of waiving such defenses.  Trustor acknowledges that Trustor makes this Deed of Trust with the intent that this Deed of Trust and all of the informed waivers herein shall each and all be fully enforceable by Beneficiary, and that Beneficiary is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

ARTICLE VII.  MISCELLANEOUS PROVISIONS

7.1   Governing Law.  This Deed of Trust shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

7.2   Consent to Jurisdiction.  Trustor irrevocably submits to the jurisdiction of:  (a) any state or federal court sitting in the state of California, over any suit, action or proceeding,  arising out of or relating to this Deed of Trust; and (b) any state court sitting in the county of the state where the Property are located over any suit, action or proceeding, brought by Trustee or Beneficiary related to the exercise of the power of sale under this Deed of Trust or any action brought by Beneficiary to enforce its rights with respect to the Secured Property.  Trustor irrevocably waives, to the fullest extent permitted by law, any objection that Trustor may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

7.3   Further Acts.  Trustor will, at the cost of Trustor, and without expense to Trustee or Beneficiary do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Trustee or Beneficiary shall, from time to time, require for the better assuring, conveying, assigning, transferring and confirming unto Trustee or Beneficiary  of the property and rights hereby mortgaged or intended now or hereafter so to be, or which Trustor may be or may hereafter become bound to convey or assign to Trustee or Beneficiary or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or for filing, registering or recording this Deed of Trust and, on demand, will execute and deliver and hereby authorizes Beneficiary to execute in the name of Trustor to the extent Beneficiary may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien hereof upon the Secured Property.

7.4   Headings.  The headings, titles and captions of various sections of this Deed of Trust are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

7.5   Limitation of Interest.  This Deed of Trust is subject to the express condition that at no time shall Trustor be obligated or required to pay interest at a rate which could subject Beneficiary to either civil or criminal liability as a result of being in excess of the maximum interest rate which Trustor is permitted by law to contract or agree to pay.  If by the terms of this Deed of Trust Trustor is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Obligation.

7.6   Sole Discretion of Beneficiary.  Except as may otherwise be expressly provided to the contrary, wherever pursuant to this Deed of Trust, Beneficiary or Trustee exercises any right given to Beneficiary or Trustee to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to Beneficiary or Trustee the decision of Beneficiary or Trustee to consent or not consent, or to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory, shall be in the reasonable discretion of Beneficiary or Trustee, as applicable.

7.7   Reasonableness.  If at any time Trustor believes that Beneficiary has not acted reasonably in granting or withholding any approval or consent under this Deed of Trust, as to which approval or consent either Beneficiary has expressly agreed to act reasonably, or absent such agreement, a court of law having jurisdiction over the subject matter would require Beneficiary to act reasonably, then Trustor’s sole remedy shall be to seek injunctive relief or specific performance and no action for monetary damages or punitive damages shall in any event or under any circumstances be maintained by Trustor against Beneficiary.

7.8   Recovery of Sums Required To Be Paid.  Beneficiary shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Obligations as the same become due, without regard to whether or not the balance of the Obligations shall be due, and without prejudice to the right of Beneficiary thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Trustor existing at the time such earlier action was commenced.

7.9   Authority.  Trustor (and the undersigned representative of Trustor, if any) has full power, authority and legal right to execute this Deed of Trust, and to mortgage, give, grant, bargain, sell, convey, confirm and assign the Secured Property pursuant to the terms hereof and to keep and observe all of the terms of this Deed of Trust on Trustor’s part to be performed.

7.10 Severability.  If any term, covenant or condition of this Deed of Trust shall be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, this Deed of Trust shall be construed without such provision.

7.11 Counterparts.  This Deed of Trust may be executed in any number of counterpart originals and each such counterpart original shall be deemed to constitute but one and the same instrument.

7.12 Waiver of Notice.  Trustor shall not be entitled to any notices of any nature whatsoever from Beneficiary except with respect to matters for which this Deed of Trust or applicable law specifically and expressly provides for the giving of notice by Beneficiary to Trustor, and Trustor hereby expressly waives the right to receive any notice from Beneficiary with respect to any matter for which this Deed of Trust or applicable law do not specifically and expressly provide for the giving of notice by Beneficiary to Trustor.

7.13 No Oral Change.  This Deed of Trust may only be modified, amended or changed by an instrument in writing signed by Trustor and Beneficiary, and may only be released, discharged or satisfied of record by an instrument in writing signed by Beneficiary.  No waiver of any term, covenant or provision of this Deed of Trust shall be effective unless given in writing by Beneficiary and if so given by Beneficiary shall only be effective in the specific instance in which given.

7.14 Absolute and Unconditional Obligation.  Trustor acknowledges that Trustor’s obligation to pay the Obligations in accordance with the provisions of this Deed of Trust is and shall at all times continue to be absolute and unconditional in all respects other than upon full satisfaction of all obligations of Borrower under the Credit Agreement and under the Note Purchase Agreements other than unmatured indemnity obligations, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Deed of Trust or the obligation of Trustor thereunder to pay the Obligations or the obligations of any other person relating to this Deed of Trust other than the full satisfaction of all obligations of Borrower under the Credit Agreement and under the Note Purchase Agreements other than unmatured indemnity obligations and Trustor absolutely, unconditionally and irrevocably waives any and all right to assert any defense, setoff, counterclaim or crossclaim of any nature whatsoever with respect to the obligation of Trustor to pay the Obligations in accordance with the provisions of this Deed of Trust or the obligations of any other person relating to this Deed of Trust, other than upon full satisfaction of all obligations of Borrower under the Credit Agreement and under the Note Purchase Agreements other than unmatured indemnity obligations, in any action or proceeding brought by Beneficiary to collect the Obligations, or any portion thereof, or to enforce, foreclose and realize upon the lien and security interest created by this Deed of Trust or any other document or instrument securing repayment of the Obligations, in whole or in part.

7.15 [Intentionally deleted]

7.16 WAIVER OF TRIAL BY JURY. TRUSTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS DEED OF TRUST, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY TRUSTOR, AND IS

 INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  BENEFICIARY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY TRUSTOR.

7.17 Waiver of Statutory Rights. To the full extent permitted by law, Trustor hereby covenants and agrees that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any advantage of, any stay, exemption or extension law or any so-called “moratorium law” now or at any time hereafter in force, nor claim, take or insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Secured Property, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provisions herein contained, or to any decree, judgment or order of any court of competent jurisdiction; or claim or exercise any rights under any statute now or hereafter in force to redeem the property, or any part thereof, or relating to the marshaling thereof, upon foreclosure sale or other enforcement hereof.  To the full extent permitted by law, Trustor hereby expressly waives any and all rights to reinstatement and redemption, on its own behalf, on behalf of all persons claiming or having an interest (direct or indirect) by, through or under Trustor and on behalf of each and every person acquiring any interest in or title to the Secured Property subsequent to the date hereof, it being the intent hereof that any and all such rights of reinstatement and redemption of Trustor and such other persons, are and shall be deemed to be hereby waived to the full extent permitted by applicable law.  To the full extent permitted by law, Trustor hereby waives any statute of limitations applicable to this Deed of Trust.  To the full extent permitted by law, Trustor agrees that it will not, by invoking or utilizing any applicable law or laws or otherwise, hinder, delay or impede the exercise of any right, power or remedy herein or otherwise granted or delegated to Trustee or Beneficiary, but will suffer and permit the exercise of every such right, power and remedy as though no such law or laws have been or will have been made or enacted.  To the full extent permitted by law, Trustor hereby agrees that no action for the enforcement of the lien or any provision hereof shall be subject to any defense which would not be good and valid in an action at law upon the Note.

7.18 Solvency, Binding Effect and Enforceability.  Trustor is (and, after giving effect to this Deed of Trust, will be) solvent.  This Deed of Trust is the legal, valid and binding obligation of the Trustor enforceable in accordance with its terms.

7.19 Relationship.  The relationship of Beneficiary to Trustor hereunder is strictly and solely that of collateral agent for the benefit of lenders and guarantor and nothing contained in this Deed of Trust, or any other document or instrument now or hereafter executed and delivered in connection therewith or otherwise in connection with the Guaranty and the Noteholder Guaranty secured hereby is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Beneficiary and Trustor other than as collateral agent for the benefit of lenders and guarantor.

7.20 Non Waiver.  The failure of Beneficiary to insist upon strict performance of any term of this Deed of Trust shall not be deemed to be a waiver of any term of this Deed of Trust.

7.21 Reconveyance.  Upon satisfaction of all Obligations secured by this Deed of Trust with the exception of any unmatured indemnity obligations set forth hereunder, Beneficiary shall, or shall cause Trustee to, reconvey the Property and shall surrender this Deed of Trust and all notes evidencing debt, if any, secured by this Deed of Trust to the Trustor.  Such reconveyance shall be completed in accordance with the provisions of Section 2941 of the California Civil Code.

[Signature page follows]

IN WITNESS WHEREOF, Trustor has duly executed this Deed of Trust as of the day and year first above written.

WESTAFF SUPPORT, INC.,

By:  /s/ Dirk A. Sodestrom

Name: Dirk A. Sodestrom

Title: Senior Vice President and Chief Financial Officer

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF CONTRA COSTA	)

On March 26, 2002 before me, Sandra M. Moeller, Notary Public, personally appeared Dirk A. Sodestrom, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Sandra M. Moeller
Signature of the Notary

[SEAL]

EXHIBIT A

Description of Property

That certain real property situated in the State of California, County of Contra Costa and described as follows:

PARCEL ONE:

LOT 13, SUBDIVISION 5886, FILED FEBRUARY 17, 1981, IN BOOK 249 OF MAPS, PAGE 13, CONTRA COSTA COUNTY RECORDS.

PARCEL TWO:

AN EASEMENT AND RIGHT-OF-WAY IN, ON, OVER AND UNDER PARCEL A OF SAID SUBDIVISION, HEREINBEFORE DESCRIBED, FOR INGRESS, EGRESS, ROADS, STREETS, WALKS, DRIVEWAYS, PARKING AREAS, SUBSURFACE WIRES AND CONDUITS FOR THE TRANSMISSION OF ELECTRICITY FOR LIGHTING, HEATING, POWER, TELEPHONE, CONNECTION THEREWITH, AND PUBLIC SEWERS, SEWAGE DISPOSAL SYSTEMS, STORM WATER DRAINS, LAND DRAINS AND PIPES, WATER SYSTEMS, SPRINKLING SYSTEMS, WATER HEATING AND GAS LINES OR PIPES, AND ALL EQUIPMENT IN CONNECTION THEREWITH, AND PUBLIC UTILITIES, TOGETHER WITH THE RIGHT TO MAINTAIN THE SAME AND THE RIGHT TO CONVEY THE SAME TO OTHERS.

ASSESSOR’S PARCEL NO. 143-130-013

PARCEL THREE:

PARCEL B, AS SAID PARCEL IS SHOWN ON THE PARCEL MAP FILED SEPTEMBER 1, 1972, BOOK 23 OF PARCEL MAPS, PAGE 48, CONTRA COSTA COUNTY RECORDS.

ASSESSOR’S PARCEL NO. 143-040-066